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                                                                    EXHIBIT 99.1

                           PROVIDENT COMPANIES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        SPECIAL MEETING OF STOCKHOLDERS
             DECEMBER 31, 1996, AT 8:30 A.M., EASTERN STANDARD TIME
                             PROXY FOR COMMON STOCK

    The undersigned hereby appoints J. Harold Chandler and Hugh O. Maclellan, Jr., or either of them, each with full power of substitution, acting jointly or by any of them if only one be present and acting, attorneys and proxies to vote in the manner specified on the reverse side (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of Common Stock of Provident Companies, Inc. ("Provident") held of record by the undersigned on November 20, 1996, at the Special Meeting of Stockholders to be held at 8:30 a.m., local time, on December 31, 1996, in the Atrium of the West Building of our Home Office, located at 1 Fountain Square, Chattanooga, Tennessee 37402 including any adjournments thereof.

    PLEASE FILL IN, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED POSTPAID ENVELOPE.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3 BELOW.

1. To approve the issuance of shares of Provident Companies, Inc. Common Stock, $1.00 par value per share ("Provident Common Stock") pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of April 29, 1996 (the "Merger Agreement"), by and among Provident, The Paul Revere Corporation ("Paul Revere") and Patriot Acquisition Corporation ("Newco"), pursuant to which, among other matters, (a) Newco will merge with and into Paul Revere (the "Merger") and (b) the shares of Paul Revere Common Stock will be converted into the right to receive cash and/or shares of Provident Common Stock, as described in the accompanying Joint Proxy Statement/Prospectus.

             FOR [ ]             AGAINST [ ]            ABSTAIN [ ]

2. To approve the issuance of shares of Provident Common Stock pursuant to the Amended and Restated Common Stock Purchase Agreement, dated as of May 31, 1996 (the "Zurich Purchase Agreement"), by and between Provident and Zurich Insurance Company ("Zurich"), pursuant to which, among other matters, Provident will issue to Zurich 9,523,810 shares of Provident Common Stock, as more fully described in the accompanying Joint Proxy Statement/Prospectus.

             FOR [ ]             AGAINST [ ]            ABSTAIN [ ]

3. To approve the amendment to the Certificate of Incorporation to increase the number of authorized shares of Provident Common Stock to 150,000,000 from 65,000,000, as more fully described in the accompanying Joint Proxy Statement/Prospectus.

             FOR [ ]             AGAINST [ ]            ABSTAIN [ ]

4. In their discretion, to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3 ABOVE.

    WITNESS my hand and seal this   day of       , 1996.

                                                 -------------------------------

                                                 -------------------------------

                                                 Signature(s) of Stockholder(s)

                                                 PLEASE SIGN THIS PROXY EXACTLY
                                                 AS YOUR NAME OR NAMES APPEARS
                                                 HEREON. IF STOCK IS HELD
                                                 JOINTLY, SIGNATURES SHOULD
                                                 APPEAR FOR BOTH NAMES. WHEN
                                                 SIGNING AS AN ATTORNEY,
                                                 EXECUTOR, ADMINISTRATOR,
                                                 TRUSTEE, GUARDIAN OR CUSTODIAN,
                                                 PLEASE INDICATE THE CAPACITY IN
                                                 WHICH YOU ARE ACTING.